Exhibit 99.1

Bobbi Jo Brockmann is appointed to Board of Directors of ImmuCell Corporation

For Immediate Release
PORTLAND, Maine – March 8, 2017 – ImmuCell Corporation (NasdaqCM: ICCC), today announced that Ms. Bobbi Jo Brockmann was appointed to its Board of Directors effective March 7, 2017.

Ms. Brockmann will continue to serve the company as Vice President of Sales and Marketing. She first joined ImmuCell as Director of Sales and Marketing in 2010.  The addition of Ms. Brockmann to the Board brings the number of Directors to eight.  A majority of the Board (five out of eight members) are considered independent Directors.

"Bobbi's direct input as a member of our Board can only help us develop more market-driven strategies, resulting in a greater opportunity for sales growth," commented Michael F. Brigham, President and CEO. "She has done a fantastic job enlarging our sales team and expanding our marketing efforts, resulting in a compound annual growth rate of 15.4% over the past four years."

"I've taken pride in hiring and developing savvy sales and marketing professionals, over the last 6.5 years, and supporting them to drive growth for our company.  We are committed to continually hone our efforts," added Ms. Brockmann.  "As a board member, I look forward to helping align the Company's core competencies with market needs and providing additional insights into our sales and marketing team model to drive market share and enhance stockholder value."
About ImmuCell
ImmuCell Corporation's (NasdaqCM: ICCC) purpose is to create scientifically-proven and practical products that improve animal health and productivity in the dairy and beef industries. ImmuCell has developed products that provide significant, immediate immunity to newborn dairy and beef livestock. The Company is developing a novel treatment for mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: (http://www.immucell.com).
Contacts:	Michael F. Brigham, President and CEO
ImmuCell Corporation
(207) 878-2770
Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com
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Safe Harbor Statement:
This Press Release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of ongoing and future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; future market share of and revenue generated by current products and products still in development; future sources of financial support for our product development, manufacturing and marketing efforts; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the amount and timing of future investments in facility modifications and production equipment; the future adequacy of our working capital and the availability and cost of third party financing; timing and future costs of a facility to produce the Drug Substance (active pharmaceutical ingredient) for Mast Out®; the timing and outcome of pending or anticipated applications for regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future realization of deferred tax assets; costs associated with sustaining compliance with cGMP regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance for Mast Out®; factors that may affect the dairy and beef industries and future demand for our products; the cost-effectiveness of additional sales and marketing expenditures and resources; the accuracy of our understanding of our distributors' ordering patterns; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as "expects", "may", "anticipates", "aims", "intends", "would", "could", "should", "will", "plans", "believes", "estimates", "targets", "projects", "forecasts" and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, customer acceptance of our new and existing products, alignment between our manufacturing resources and product demand, the uncertainties associated with product development and Drug Substance manufacturing, actual as compared to expected or estimated costs of expanding our manufacturing facilities, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors.

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